UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

Histogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10655 Sorrento Valley Road, Suite 200, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 526-3100

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.0001 per share	HSTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Histogen, Inc. (“Histogen”) appointed Susan A. Knudson as Executive Vice President and Chief Financial Officer of Histogen, effective as of May 27, 2020 (the “Effective Date”). Ms. Knudson will report to Histogen’s Chief Executive Officer.

Ms. Knudson, 56, served as Senior Vice President and Chief Financial Officer of Pfenex, Inc., from January 2018 to November 2019. Prior to joining Pfenex, Inc., Ms. Knudson served as the Chief Financial Officer of Neothetics, Inc., from July 2014 to January 2018 and Vice President, Finance and Administration from December 2009 to June 2014.

In connection with her appointment as Chief Financial Officer, Histogen entered into an employment agreement with Ms. Knudson (the “Knudson Employment Agreement”) setting forth the terms of her employment and compensation. Pursuant to the Knudson Employment Agreement, Ms. Knudson’s annual base salary will be $355,000, and she will be eligible for an annual incentive bonus with a target amount of forty percent (40%) of base salary, to be paid after the close of the applicable performance period, based upon performance metrics established by the Board. Except in the event of Ms. Knudson’s termination by Histogen without cause, or her resignation from Histogen for good reason, she will not be entitled to receive the annual incentive bonus for a particular fiscal year, if any, if she is not employed by Histogen at the time such bonus is paid.

The Knudson Employment Agreement provides that Ms. Knudson will receive under Histogen’s 2020 Incentive Award Plan (the “Plan”) a stock option grant to purchase shares of Histogen’s common stock representing one percent (1%) of Histogen’s fully diluted capitalization (the “Option”). The Option will vest as to one-fourth (1/4th) of the shares subject to the Option one year after the Effective Date, and as to one- thirty-sixth (1/36th) of the remaining shares subject to the Option monthly thereafter. The exercise price of the Option will be the fair market value of Histogen’s common stock on the date of grant. The Option, to the extent vested, shall be exercisable only for a term of ten (10) years, subject to earlier expiration as provided in the Plan. The grant of the Option to Ms. Knudson will be subject to the terms and conditions of the Plan and the Histogen Inc. Employee Stock Option Grant Notice and Option Agreement. Ms. Knudson will be eligible to receive such other long-term incentive awards as determined by the Board in its sole discretion. The foregoing description of the Histogen Inc. Employee Stock Option Grant Notice and Option Agreement is qualified in its entirety by reference to the Form of Stock Option Grant Notice and Option Agreement attached to this report as Exhibit 10.2.

In addition, Ms. Knudson will be entitled to receive personal time off (“PTO”) benefits and to participate in other employee benefit plans maintained by Histogen in a manner consistent with other similarly situated employees of Histogen. She will also be entitled to reimbursement of reasonable and necessary business-related expenses.

In the event that Histogen terminates Ms. Knudson for any reason other than cause, death or disability, or if Ms. Knudson resigns for good reason, then she shall be entitled to receive the following from Histogen: (i) payment, over a 12-month period (or, if Ms. Knudson was employed less than 12 months, the number of months she was employed, but no less than 6 months) (the “Continuation Period”) following the termination of her employment, of continuing compensation equal to the sum of (A) 12 months (or, if Ms. Knudson was employed less than 12 moths, the number of months she was employed, but no less than 6 months) of her base salary and (B) the product of the fraction where the numerator is the Continuation Period and the denominator is 12 and her target annual bonus, payable in equal installments in accordance with Histogen’s then-current payroll policies and practices; (ii) the annual cash bonus (if any) accrued and unpaid as of the date of termination for the calendar year prior to the calendar year in which the termination occurs; (iii) the pro-rata portion (100%, if such termination occurs following the one-year anniversary of the start date and within the one year period following Histogen’s change in control) of the target cash bonus for the calendar year in which the termination occurs; (iv) if Ms. Knudson elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for Ms. Knudson and her eligible dependents, Histogen will provide reimbursement of the COBRA premiums for such coverage (equal to the portion of the cost of Ms. Knudson’s medical benefit coverage paid for by Histogen at the coverage levels in effect immediately prior to Ms. Knudson’s termination) until the earlier of (A) the expiration of the Continuation Period or (B) the date upon which Ms. Knudson and/or her eligible dependents are no longer eligible for COBRA continuation coverage; and (v) if such termination occurs following the one-year anniversary of the start date, such portion of the then-unvested Option award as would have vested during the twelve (12) month period following the date of termination had Ms. Knudson remained in continuous service during such period shall vest effective as of the termination date; provided that if such termination occurs within 12 months following a Histogen change in control, 100% of the Option will vest..

To the extent that any of the payments or benefits provided for under the Knudson Employment Agreement or any other agreement or arrangement between Ms. Knudson and Histogen (collectively, the “Payments”) (a) constitute a “parachute payment” within the meaning of Section 280G (“Section 280G”) of the Internal Revenue Code of 1986, as amended and restated (the “Code”) and (b) would otherwise be subject to the excise tax imposed by Section 4999 of the Code (“Section 4999”), then (i) if immediately prior to a transaction that constitutes a “Change in Control” of Histogen under Treas. Reg. Section 1.280G which resulted in the Payments, the stock of Histogen is not publicly traded and the exemption described in Section 280G(b)(5) of the Code would apply to payments by Histogen to Ms. Knudson in connection with a Change in Control (as defined in Section 280G and the regulations promulgated thereunder), the Knudson Employment Agreement provides that Histogen and Ms. Knudson shall cooperate in good faith in connection with Histogen satisfying the shareholder approval exemption under Section 280G(b)(5) of the Code and the regulations thereunder, and (ii) if clause (i) does not apply, the Payments will be reduced to the extent necessary so that no portion of such Payments retained by Ms. Knudson will be subject to excise tax under Section 4999; provided, however, that such reduction will only occur if after taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, such reduction results in Ms. Knudson’s receipt on an after-tax basis, of the greatest amount of benefits under the Knudson Employment Agreement, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.

The Knudson Employment Agreement includes provisions requiring Ms. Knudson to maintain the confidentiality of confidential and proprietary information of Histogen, as defined in the company’s policies and to use such information only for permitted purposes. Ms. Knudson has also agreed that during the term of the Knudson Employment Agreement and until the first anniversary of the date of termination of her employment, she will not solicit either (a) any employee or consultant of Histogen or its affiliates for the purpose of inducing such persons to leave the employ of the Company; or (b) the business of any customer of Histogen or any of its affiliates on whom Ms. Knudson called or with whom she became acquainted during her employment, if she is using confidential or proprietary information of Histogen to effectuate the solicitation of such customer.

The foregoing description of Ms. Knudson’s compensation arrangements is qualified in its entirety by reference to the Knudson Employment Agreement[ which is attached as Exhibit 10.1 to this report.

Ms. Knudson does not have any familial relationships, and is not involved in any related party transactions that are required to be disclosed herein pursuant to applicable SEC statutes, rules or regulations.

Item 8.01	Other Events

Histogen’s press release, dated May 28, 2020, announcing the appointment of Ms. Knudson as Histogen’s Chief Financial Officer is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibits

10.1	Employment Agreement between Histogen, Inc. and Susan A. Knudson dated May 27, 2020

10.2	Form of Stock Option Grant Notice and Option Agreement (2020 Incentive Award Plan)

99.1	Press Release, dated May 28, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Histogen Inc.

Date: May 28, 2020	By:	/s/ Richard W. Pascoe
Name: Richard W. Pascoe
Title: Chief Executive Officer and President